   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 1996

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          INNOSERV TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                             96-3619990
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)            Identification Number)


                         ------------------------------

                            4330 BELTWAY, SUITE 300
                             ARLINGTON, TEXAS 76018
                                 (800) 848-5385
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                  MICHAEL PULS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          INNOSERV TECHNOLOGIES, INC.
                            4330 BELTWAY, SUITE 300
                             ARLINGTON, TEXAS 76018
                                 (800) 848-5385
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                             PETER F. ZIEGLER, ESQ.
                            GIBSON, DUNN & CRUTCHER
                             333 SOUTH GRAND AVENUE
                       LOS ANGELES, CALIFORNIA 90071-3197
                                 (213) 229-7000
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED         PER UNIT(1)         PRICE(1)(2)       REGISTRATION FEE
Common Stock ($.01 par value).........   2,030,000 shares          $3.75            $7,612,500            $2,625

(1) Estimated solely for the purpose of determining the registration fee.

(2) Calculated on the basis of the average of the high and low reported prices of the Registrant's Common Stock on the Nasdaq National Market on February 1, 1996.

    THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(A) OF THE SECURITIES ACT OF 1933. THE REGISTRATION HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1996

PROSPECTUS

                          INNOSERV TECHNOLOGIES, INC.
                                  COMMON STOCK
                                ($.01 PAR VALUE)
                                2,030,000 SHARES

    This Prospectus relates to 2,030,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of InnoServ Technologies, Inc., a California corporation (the "Company"), which are beneficially owned by MEDIQ Incorporated (the "Distributing Shareholder") and will be distributed to its shareholders as a dividend. The shares of Common Stock offered hereby (hereinafter, the "Securities") were issued to the Distributing Shareholder in connection with the acquisition by the Company of MEDIQ Equipment and Maintenance Services, Inc., a subsidiary of the Distributing Shareholder. The Company is registering the Securities pursuant to the terms of an Agreement and Plan of Reorganization dated May 18, 1994, as amended by Amendment No. 1 thereto dated October 24, 1995 (the "Reorganization Agreement"), between the Company and the Distributing Shareholder in order to provide the Distributing Shareholder with the opportunity to distribute the securities to its shareholders so as to provide those shareholders with freely tradeable securities.

    The Company will not receive any of the proceeds from the distribution of the Securities. The Company will pay all of the expenses incurred by the Company in connection with the preparation of a registration statement for the Securities, estimated to be approximately $35,125. The Distributing Shareholder will pay the other costs, if any, associated with the distribution of the Securities.

    The Common Stock is quoted on the NASDAQ National Market System under the symbol "ISER." On February 6, 1996, the last reported sale price per share of the Common Stock, as quoted on the NASDAQ National Market System, was $4.00.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE   COMMISSION   OR   ANY  STATE   SECURITIES   COMMISSION   NOR  HAS
    THE   COMMISSION   OR   ANY    STATE   SECURITIES   COMMISSION    PASSED
     UPON   THE   ACCURACY   OR   ADEQUACY   OF   THIS   PROSPECTUS.  ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

              THE DATE OF THIS PROSPECTUS IS               , 1996.

                             AVAILABLE INFORMATION

    The Company has filed a Registration Statement on Form S-3 (the "Registration Statement"), File No. 33- , with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the Securities covered by this Prospectus. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606 and at the Jacob K. Javits Federal Building, 75 Park Place, New York, New York 10278. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are by this reference incorporated in and made a part of this Prospectus: (i) the Annual Report on Form 10-K for the fiscal year ended April 30, 1995, File No. 0-13608;
(ii) the Quarterly Reports on Form 10-Q for the quarters ended July 31, 1995 and October 31, 1995; (iii) the description of the class of the Securities which is contained in Registration Statement on Form 8-A filed May 21, 1985, including any amendments or reports filed for the purpose of updating such description,
(iv) the Current Report on Form 8-K filed October 30, 1995, and (v) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to InnoServ Technologies, Inc., Attention: Corporate Secretary, 4330 Beltway, Suite 300, Arlington, Texas 76018, telephone number (800) 848-5385.

                                  THE COMPANY

    The Company provides comprehensive asset management systems and services and multi-vendor maintenance and repair services for healthcare facilities to reduce their operating costs and improve the quality of care.

    The Company was incorporated in California in May 1981 as Mobile Medical Imaging. In May 1984, the Company changed its name to MMI Medical, Inc. and in October 1995, it further changed its name to InnoServ Technologies, Inc.

    The principal offices of the Company are located at 4330 Beltway, Suite 300, Arlington, Texas 76018, telephone number (800) 848-5385.

                            DISTRIBUTING SHAREHOLDER

    The  Distributing  Shareholder listed  below received  its shares  of Common
Stock in connection with the Company's acquisition of MEDIQ Equipment and Maintenance Services, Inc. from the Distributing Shareholder. As part of the acquisition and pursuant to the terms of the Reorganization Agreement, the Company agreed to use its best efforts to register the Common Stock issued to the Distributing Shareholder for distribution by the Distributing Shareholder as a dividend to its shareholders and the Distributing Shareholder agreed to distribute the Securities as a dividend to its shareholders within 60 days after registration of the Securities.

                                  SHARES OWNED AND
    DISTRIBUTING SHAREHOLDER       OFFERED HEREBY
--------------------------------  -----------------
       MEDIQ Incorporated              2,030,000

                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the distribution of the Securities offered hereby.

                              PLAN OF DISTRIBUTION

    In the Reorganization Agreement, the Distributing Shareholder agreed to distribute the Securities as a dividend to its shareholders within 60 days after registration of the Securities. The Distributing Shareholder will pay for the expenses incurred in the distribution of the securities, except for the cost of the registration of the Securities, which will be borne by the Company.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Gibson, Dunn & Crutcher, Los Angeles, California.

                                    EXPERTS

    The consolidated financial statements of InnoServ Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference upon the authority of such firm as experts in accounting and auditing.

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE DISTRIBUTING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following expenses will be paid by the Company.

SEC Registration Fee...............................................  $   2,625
NASDAQ/NMS Application Fee.........................................     17,500
Legal fees and expenses*...........................................     10,000
Accounting fees and expenses*......................................      4,000
Blue sky fees and expenses*........................................      1,000
Miscellaneous*.....................................................          0
                                                                     $  35,125
                                                                     ---------
                                                                     ---------

------------------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The amended Articles of the Registrant provide: (i) the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law and (ii) the Company is authorized to provide indemnification of its agents (as such term is defined in Section 317 of the California General Corporation Law), whether by bylaw, agreement, vote of the shareholders or disinterested directors or otherwise, in excess of the indemnification expressly permitted by Section 317 of the California General Corporation Law for breach of duty to this corporation and its shareholders, subject only to the applicable limits upon such indemnification set forth in
Section 204(a)(11) of the California General Corporation Law.

    As permitted by Section 317 of the General Corporation Law of California, the Bylaws of the Registrant provide: (i) the Registrant is required to indemnify certain agents, including, but not limited to officers, directors, employees, other agents, and persons serving in such capacities at the request of the Company (including, for example, subsidiaries of the Registrant) (collectively, the "Agents"), in certain proceedings to the extent that the Agents are successful on the merits for actual and reasonable expenses and may indemnify the Agents in these proceedings upon authorization, to the fullest extent permitted by California law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may advance expenses to an Agent in connection with defending a proceeding; and
(iii) the Registrant may maintain Agents' liability insurance. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended.

ITEM 16.  EXHIBITS

    The Exhibit Index is attached hereto on page II-4.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered thereby and the offerings of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matters has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or distributions are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on this 21st day of January, 1996.

                                          INNOSERV TECHNOLOGIES, INC.

                                          By:   /s/ MICHAEL PULS
                                              --------------------------------
                                                        Michael Puls
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Puls as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                        TITLE                         DATE
                      ---------                                        -----                         ----

                 /s/ DUDLEY A. RAUCH
------------------------------------------------------  Chairman of the Board of Directors     January 21, 1996
                   Dudley A. Rauch


                   /s/MICHAEL PULS
------------------------------------------------------  President, Chief Executive Officer,    January 21, 1996
                     Michael Puls                       Chief Financial Officer and
                                                        Director (Principal Executive
                                                        Officer and Principal Financial and
                                                        Accounting Officer)


                /s/ SAMUEL SALEN
------------------------------------------------------  Director                               January 21, 1996
                  Samuel Salen, M.D.


                 /s/ MICHAEL M. SACHS
------------------------------------------------------  Director                               January 21, 1996
                   Michael M. Sachs


                  /s/ BERNARD KORMAN
------------------------------------------------------  Director                               January 21, 1996
                    Bernard Korman


                 /s/ MICHAEL SANDLER
------------------------------------------------------  Director                               January 21, 1996
                   Michael Sandler


                 /s/ DAVID A. WEGMANN
------------------------------------------------------  Director                               January 21, 1996
                   David A. Wegmann

                               INDEX TO EXHIBITS

                                                                                                    SEQUENTIALLY
  EXHIBIT                                                                                            NUMBERED
   NUMBER                                         DESCRIPTION                                          PAGE*
------------  ------------------------------------------------------------------------------------  -----------
     5.1      Opinion of Gibson, Dunn & Crutcher.

    23.1      Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1).

    23.2      Consent of Ernst & Young LLP, independent auditors.

    24.1      Power of Attorney (included at page II-3).

------------------------
* Appears only in manually executed copy.